Exhibit 10.1

ARIBA, INC. 1999 EQUITY INCENTIVE PLAN:

NOTICE OF RESTRICTED STOCK AWARD

(ANNUAL GRANTS TO NON-EMPLOYEE DIRECTORS)

You have been granted restricted shares of Common Stock of Ariba, Inc. (the “Company”) on the following terms:

Name of Recipient:	«Name»

Total Number of Shares Granted:	«Total Shares»

Grant Number:	«Number»

Date of Grant:	«Date Grant»

By accepting this grant, you agree as follows:

1.	This grant is made under and governed by the Ariba, Inc. 1999 Equity Incentive Plan (the “Plan”) and the Restricted Stock Agreement. Both of these documents are available on the Company’s internal web site at http://web.ariba.com/stock.

2.	The Company may deliver by email all documents relating to the Plan or this grant (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. The “Ariba, Inc. 1999 Equity Incentive Plan—Summary and Prospectus” is available on the Company’s internal web site at http://web.ariba.com/stock. If, in the future, the Company posts documents required by law on a web site, it will notify you by email.

3.	You have read the Company’s Securities Trading Policy, and you agree to comply with that policy (as it may be amended from time to time) whenever you acquire or dispose of the Company’s securities. The Company’s Securities Trading Policy is available on the Company’s internal web site at http://web.ariba.com/stock.

ARIBA, INC. 1999 EQUITY INCENTIVE PLAN:

RESTRICTED STOCK AGREEMENT

Payment for Shares	No cash payment is required for the shares of the Company’s Common Stock that you are receiving.

Vesting

All of the shares that you are receiving will vest on the first Permissible Trading Day that coincides with or follows the date on which you complete the first 12 months of continuous service as a member of the Company’s Board of Directors (“Service”) after the Date of Grant. No shares will vest after your Service has terminated for any reason.

All of the shares that you are receiving will vest immediately if the Company is subject to a “Change in Control” (as defined in the Plan) before your Service terminates.

In addition, the Compensation Committee of the Company’s Board of Directors, at its discretion, may accelerate the vesting of your shares if your Service terminates.

“Permissible Trading Day” means a day that satisfies each of the following requirements:

•      The Nasdaq National Market is open for trading on that day,

•      You are permitted to sell shares of the Company’s Common Stock on that day without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended,

•      You are not in possession of material non-public information that would make it illegal for you to sell shares of the Company’s Common Stock on that day under Rule 10b-5 of the Securities and Exchange Commission, and Rule 10b5-1 of the Securities and Exchange Commission is not applicable,

•      Under the Company’s written Securities Trading Policy, you are permitted to sell shares of the Company’s Common Stock on that day, and

•      You are not prohibited from selling shares of the Company’s Common Stock on that day by a written agreement between you and the Company or a third party.

Shares Restricted	Unvested shares will be considered “Restricted Shares.” You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares without the written consent of the Company, except as provided in the next sentence. You may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

Forfeiture	If your Service terminates for any reason, then your Restricted Shares will be forfeited to the extent that they have not vested as of the termination of your Service. This means that any Restricted Shares that have not vested under this Agreement will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited.

Voting Rights	You may vote your shares even before they vest.

Stock Certificates	The Company will hold your Restricted Shares for you. After shares have vested, a stock certificate for those shares will be released to a broker for your account. The Company will select the broker.

Restrictions on Resale	You agree not to sell any shares at a time when applicable laws or the Company’s Securities Trading Policy prohibit a sale. This restriction will apply as long as your Service continues and may continue to apply after the termination of your Service.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference.
The Plan, this Agreement and the Notice of Restricted Stock Award constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE, IN THE PLAN AND IN THE NOTICE OF RESTRICTED STOCK AWARD.

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